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                                                            Exhibit 10 (g)


                                                            July 9, 1997





Mr. Michael T. Yonker
1266 Loch Lane
Lake Forest, Illinois  60045

Dear Mr. Yonker:

                 The purpose of this  letter is to  confirm that your  employment agreement with Portec,  Inc. (the "Company"),  in letter form and dated December 28, 1988, as amended  and restated on February 23, 1989, and on December 12, 1989 (the "Agreement"),
is hereby amended as follows:

         1.      Section 1(e) of the  Agreement is amended to permit you  to also terminate your employment under  that Section due to any breach by the  Company which will occur in the  event that your work location is  relocated beyond a fifty (50)  mile radius from the current Lake Forest, Illinois  address of the Company, or in the event that your  total remuneration level is reduced from its current level, in either case without your written consent.

         2.      Section 2(a)(ii)  of the Agreement is amended so that "22.0%" in each  place it appears in the original version of the text of that Section is changed to  "27.0%" as applicable to the acquisition of voting securities of  the Corporation by Albert
Fried  Company, Fried Foundation and/or Albert Fried, Jr.

         3.      Section 5 of the Agreement is amended to read in its entirety as follows:

                 "In the event of a termination of your employment which  constitutes a Covered Termination, you, by giving written notice of termination, may elect to  receive a lump sum cash settlement of all cash payments due you  pursuant to this Agreement on account of the  termination, without any discount ("present  value" or otherwise) or reduction  from the total due, but  subject to any withholding on account of federal and state taxes legally required to be withheld from such payment by the Company."

         4.      Section 6(f) of the Agreement  is amended to change the reference therein from  "The Continental Illinois National
Bank and Trust Company of Chicago" to "American National Bank and Trust Company of Chicago".

                 If  this letter  correctly sets  forth our  agreement to  amend the  Agreement, kindly  sign the  original and the enclosed copy of  this letter  at the place  provided below  and return the  enclosed copy  so signed, retaining  the original  for yourself, and the original and the copy will then constitute executed counterparts of this our amendment of the Agreement.

                                                            Sincerely,

                                                            PORTEC, INC.


                                                            By:
                                                                    Albert Fried, Jr.
                                                                    Chairman



Agreed to and accepted:



   Michael T. Yonker
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